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                                                                    Exhibit 10.2

                  ACKNOWLEDGMENT AND INDEMNIFICATION AGREEMENT


                  ACKNOWLEDGMENT AND INDEMNIFICATION AGREEMENT, dated as of April 10, 2004 between and among Shawn Scott ("Scott"), Steven F. Cohen ("Cohen") Patrick Danan ("Danan"), Frank A. Leo ("Leo"), Raceway Ventures, LLC, a Florida limited liability company ("Ventures"), Leonard Mercer ("Mercer") and International Housing Development Group, Corp. ("International" and Cohen, Danan, Leo, Ventures Mercer and International collectively the "Indemnitors").

                                   WITNESSETH

                  WHEREAS, on June 30, 2003, Scott executed a Guarantee (the "Scott Guarantee") in favor of Vestin with respect to principal and interest payable under a certain Consolidated Secured Promissory Note dated June 30, 2003 (the "Note")executed by Mid-State Raceway, Inc. ("Raceway") in favor of Vestin; and

                  Whereas, in connection with the acquisition by Ventures of all of the securities (including warrants) of Raceway owned by All Capital LLC ("Capital", an entity owned by Scott), the Indemnitors are required to cause Vestin to release Scott from any liability under or with respect to the Scott Guarantee; and

                  Whereas, Scott is prepared to waive the requirement that he be released from any liability under or with respect to the Scott Guarantee subject to and conditioned upon the agreement by the Indemnitors to indemnify and hold harmless Scott from any loss or liability arising out of or relating to the execution, delivery and/or performance by Scott of the Scott Guarantee, and in connection therewith the execution and delivery by the Indemnitors to Scott of this Acknowledgment and Indemnification Agreement and a modification to that certain Stock Pledge and Security Agreement between Ventures and Capital of even date herewith.

                  NOW THEREFORE, in consideration of the premises, the terms, covenants and conditions herein contained and the sum of One ($1.00) Dollar and other good and valuable consideration each to the other in hand paid, the parties hereto do hereby agree as follows:

 1. In order to induce Scott to waive the requirement that he be released from all liability under or with respect to the Scott Guarantee each of the Indemnitors does hereby jointly and severally agree to indemnify and hold harmless Scott from and against any and all costs, expenses, losses, liabilities, claims and judgements of every kind, nature and description (including, without limitation, attorneys fees) which may be incurred by Scott arising out of or relating to the execution, delivery and/or performance by Scott of the Scott Guarantee and/or the failure and/or refusal of Raceway to repay, in whole or in part, the Note.

2. In furtherance and not in limitation of the provisions of Paragraph 1 hereof, each of the Indemnitors does hereby jointly and severally: (a) acknowledge and confirm that Vestin

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         shall have the right, in its sole and absolute discretion, to exercise any or all of its rights against the Indemnitors, or any of them, arising out of or relating to any and all instruments of guaranty executed by the any of the Indemnitors in favor Vestin and/or with the respect to the real and personal property of Raceway securing the Note:
         (i) in any order or priority designated by Vestin in its sole and absolute discretion and (ii) prior to exercising any or all of its rights against Scott under the Scott Guarantee, or otherwise; (b) consents to the exercise by Vestin of its discretion and enforcement of its rights pursuant to the provisions of clause (a) hereof~ and (c) waives and releases any and all claims, of every kind, nature or description he or it has, or may have against Vestin, arising out of or relating to the exercise by Vestin of its discretion and enforcement of its rights pursuant to the provisions of clause (a) hereof

3. In consideration for and in reliance upon the execution and delivery of the within Acknowledgment and Indemnification Agreement Scott does hereby waive the requirement that he be released from all liability under or with respect to the Scott Guarantee.

3. In order to induce Scott to execute and deliver this Acknowledgment and Indemnification Agreement each of the Indemnitors does hereby jointly and severally represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall survive the execution and delivery of this Indemnification Agreement) that:(a) each of the Indemnitors has the power and authority to execute and deliver this agreement; (b) the execution and delivery of this agreement does not violate the constitutional documents of Ventures or International or any agreement to which any of the Indemnitors is a party or by which any of them is bound or any law; (c) the execution, delivery and performance of this agreement has been authorized by the taking of all required corporate and other action; and (d) upon the execution and delivery of this agreement by an officer of Ventures and International and each of the individual Indemnitors, this agreement shall be duly and properly authorized, executed and delivered by each of the Indemnitors, respectively, and valid and binding upon each of the Indemnitors and fully enforceable in accordance with its terms.

4. This agreement sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified, terminated or rescinded except by a writing executed by all of the parties hereto; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and Indemnification Agreement as of the day and year first above written.

                             Raceway Ventures, LLC

                             By: /s/ Steven F. Cohen
                                 --------------------

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                             International Housing Development Group, Corp.

                             By: /s/ Leonard Mercer
                                --------------------

                             /s/ Steven F. Cohen, Individually

                             /s/ Patrick Danan, Individually

                             /s/ Frank A. Leo, Individually

                             /s/ Leonard Mercer, Individually

                             All Capital, LLC

                             By: /s/ Shawn Scott